                          SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                           1934 (AMENDMENT NO. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section  240.14a-11(c) or Section
         240.14a-12

                        U.S. FRANCHISE SYSTEMS, INC.
              ------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                               NOT APPLICABLE
     -------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)      Title of each class of securities to which transaction
                 applies:
                         -------------------------------------------------------
         2)      Aggregate number of securities to which transaction applies:

                 ---------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11(1):
                                                                 ---------------

         4)      Proposed maximum aggregate value of transaction:
                                                                 ---------------

         5)      Total fee paid:
                                ------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
                                        ----------------------------------------

         2)      Form, Schedule or Registration Statement No.:
                                                              ------------------

         3)      Filing Party:
                              --------------------------------------------------

         4)      Date Filed:
                            ----------------------------------------------------

----------------------------------

     (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                        U.S. FRANCHISE SYSTEMS, INC.
                       13 CORPORATE SQUARE, SUITE 250
                           ATLANTA, GEORGIA  30329


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 30, 1997


         The annual meeting of shareholders of U.S. Franchise Systems, Inc. (the "Company") will be held on Friday, May 30, 1997 at 4:00 p.m., at the Company's offices, 13 Corporate Square, Suite 250, Atlanta, Georgia 30329, for the following purposes:

         (1) To elect seven (7) directors to constitute the Board of Directors, to serve for a term of one year and until their successors are elected and qualified; and

         (2) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on April 10, 1997 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

         A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                        By Order of the Board of Directors,



                                        Michael A. Leven, Chairman of the Board


Atlanta, Georgia
April 28, 1997

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                        U.S. FRANCHISE SYSTEMS, INC.
                       13 CORPORATE SQUARE, SUITE 250
                           ATLANTA, GEORGIA  30329


                       ANNUAL MEETING OF SHAREHOLDERS
                                MAY 30, 1997
                            -----------------------

                                PROXY STATEMENT

                            -----------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of U.S. Franchise Systems, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on Friday, May 30, 1997, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 28, 1997. The address of the principal executive offices of the Company is 13 Corporate Square, Suite 250, Atlanta, Georgia 30329.

         Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted and will be voted in accordance with the shareholder's directions specified thereon.
Where no direction is specified, proxies will be voted for the election of the nominees named below to constitute the entire Board of Directors. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

         The record of shareholders entitled to vote at the annual meeting was taken on April 10, 1997. On that date the Company had outstanding and entitled to vote 9,872,476 shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and 2,707,919 shares of Class B Common Stock $.01 par value per share (the "Class B Common Stock," collectively the Class A Common Stock and the Class B Common Stock are hereinafter referred to as the "Common Stock"). Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of March 15, 1997 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock; (ii) each director of the Company; (iii) the Named Executive Officers (as defined herein); and (iv) all directors and executive officers of the Company as a group. Each share of Class B Common Stock is entitled to ten votes per share.


Name of                              Shares of                           Shares of                            Percent
                                      Class A         Percent of          Class B           Percent of       of Total
Beneficial Owner                  Common Stock(1)        Class        Common Stock(1)          Class       Voting Power
---------------------             ------------        ----------      ------------          ----------    --------------
Michael A. Leven  . . . . . .          942,430(2)         9.5         1,509,473(3)              55.7            43.4
Neal K. Aronson   . . . . . .          942,440(4)         9.5         1,509,473(5)              55.7            43.4
Dean Adler  . . . . . . . . .            7,000             *                  0                    0               *
Irwin Chafetz   . . . . . . .          290,100            2.9                 0                    0               *
Richard D. Goldstein(6) . . .          159,555            1.6                 0                    0               *
Andrea Leven  . . . . . . . .          233,032(7)         2.4           770,801(8)              28.5               *
Jeffrey A. Sonnenfeld . . . .            5,000              *                 0                    0               *
Barry S. Sternlicht(9). . . .          299,770            3.0                 0                    0               *
Steven Romaniello   . . . . .          193,216(10)        2.0                 0                    0               *
David E. Shaw, Sr.  . . . . .          108,749(11)        1.1                 0                    0               *
All officers and directors
  as a group (10 persons)** .        2,948,260           29.9         2,707,919                100.0            81.3

-----------------------

* Represents less than 1% of the outstanding shares, both in number and in terms of voting power.
**       Duplications eliminated.

(1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date of this Proxy Statement. All of the listed persons have sole voting and investment power over the shares listed opposite their names unless otherwise indicated in the notes below.

(2) Consists of (i) 123,805 Restricted Shares (as defined herein) held directly by Mr. Leven and as to which Mr. Leven has sole voting power, (ii) 233,032 Restricted Shares held by Mr. Leven's wife, which are voted by Mr. Leven, (iii) 365,012 Unrestricted Shares (as defined herein), which have been reallocated to other members of management and are voted in the same manner that Mr. Leven votes his shares, (iv) 109,234 shares that were designated as Restricted Shares pursuant to Mr. Leven's Old Stock Purchase Agreement (as defined herein), which have been reallocated to other members of management and by virtue of the 1996 Amendment (as defined herein) are voted in the same manner that Mr. Leven votes his Unrestricted Shares, and (v) 111,347 Restricted Shares owned by Mr. Aronson, which are voted by Mr. Leven. Mr. Leven's address is 13 Corporate Square, Suite 250, Atlanta, Georgia 30329.

(3) Consists of (i) 427,665 Unrestricted Shares, as to which Mr. Leven has sole voting power, (ii) 770,801 shares held by Mr. Leven's wife as Unrestricted Shares, which are voted by Mr. Leven, and (iii) 311,007 Unrestricted Shares owned by Mr. Aronson, which are voted by Mr. Leven.

(4) Consists of (i) 589,865 Restricted Shares held directly by Mr. Aronson and as to which Mr. Aronson has sole voting power, (ii) 109,234 shares that were designated as Restricted Shares pursuant to Mr. Aronson's Old Stock Purchase Agreement, which have been reallocated to other members of management and by virtue of the 1996 Amendment are voted by them in the same manner that Mr. Aronson votes his shares and (iii) 243,341 shares that were designated as Unrestricted Shares under the Old Stock Purchase Agreements, which have been reallocated to other members of management and are voted by them in the same manner that Mr. Aronson votes his shares. Mr. Aronson has transferred voting power to Mr. Leven with respect to 111,347 of such shares. Mr. Aronson's address is 13 Corporate Square, Suite 250, Atlanta, Georgia 30329.

(5) Consists of 1,509,473 shares designated as Unrestricted Shares, of which Mr. Aronson has sole voting power as to 1,198,466 shares and has transferred voting power to Mr. Leven as to 311,007 shares.

(6) Such shares are owned by G2 Investment Partners, an investment partnership of which Mr. Goldstein is a general partner. Mr. Goldstein shares voting and investment power with respect to such shares.

(7) Represents shares that were designated under Mr. Leven's Old Stock Purchase Agreement as Restricted Shares and which have been transferred to Mrs. Leven. Pursuant to a voting agreement, Mrs. Leven has transferred voting power with respect to these shares to Mr. Leven. Mrs. Leven's address is 13 Corporate Square, Suite 250, Atlanta, Georgia 30329, c/o U.S. Franchise Systems, Inc.

(8) Represents shares of Class B Common Stock that were originally designated as Unrestricted Shares under Mr. Leven's Old Stock Purchase Agreement, which were subsequently transferred to Mrs. Leven and which, pursuant to a voting agreement, are voted by Mr. Leven.

(9) Such shares are owned by Starwood Opportunity Fund II, L.P., a Delaware limited partnership whose general partner is Starwood Capital, which is indirectly controlled by Mr. Sternlicht.

(10) Consists of (i) 1,200 shares as to which Mr. Shaw has sole voting and investment power, (ii) 80,662 Unrestricted Shares, of which 48,397 shares must be voted in the same manner as Mr. Leven votes his shares and 32,265 shares which must be voted in the same manner as Mr. Aronson votes his shares and (iii) 26,887 Restricted Shares, of which 13,444 shares must be voted in the same manner as Mr. Leven votes his shares and 13,443 shares which must be voted in the same manner as Mr. Aronson votes his shares.

(11) Consists of (i) 5,000 shares as to which Mr. Romaniello has sole voting and investment power, (ii) 147,883 Unrestricted Shares, of which 88,730 shares must be voted in the same manner as Mr. Leven votes his shares and 59,153 shares which must be voted in the same manner as Mr. Aronson votes his shares and (iii) 40,333 Restricted Shares, of which 20,167 shares must be voted in the same manner as Mr. Leven votes his shares and 20,166 shares which must be voted in the same manner as Mr. Aronson votes his shares.

MANAGEMENT'S SHARES OF COMMON STOCK

         Background. On October 5, 1995, Messrs. Leven and Aronson purchased 5,485,259 shares or 51% of the Class A Common Stock then outstanding for an aggregate purchase price of $567,245 or $.1034 per share (the "Original Issue Price"). Twenty-five percent (25%) of such Class A Common Stock was acquired by Messrs. Leven and Aronson outright (i.e., without restriction on their ability to vote or receive dividends with respect to such shares and free of any risk of forfeiture), although a limited number of such shares could be repurchased from Messrs. Leven and Aronson and reissued to other employees under certain circumstances described below (the "Unrestricted Shares"). Immediately following such acquisition, Mr. Leven owned 15% and Mr. Aronson owned 10% of the then outstanding Class A Common Stock in the form of Unrestricted Shares. The remaining shares of Class A Common Stock acquired by Messrs. Leven and Aronson, representing 26% of such Class A Common Stock at the time of such acquisition, were subject to significant restrictions with respect to voting and dividend rights and substantial risks of forfeiture (the "Restricted Shares"), as described below. Mr. Leven and Mr. Aronson each acquired 13% of the then outstanding Class A Common Stock in the form of Restricted Shares. On August 23, 1996, the Board of Directors voted to amend the respective Employee Stock Purchase Agreements pursuant to which Messrs. Leven and Aronson purchased the Class A Common Stock (the "Old Stock Purchase Agreements") to eliminate the restrictions with respect to one-half of the Restricted Shares (the "1996 Amendment"). See "-- 1996 Amendment" below for a description of the amendment.

         Resale of Shares to Other Management. The Old Stock Purchase Agreements provide that Unrestricted Shares representing 5% of the Class A Common Stock then outstanding and Restricted Shares representing 6% of the Class A Common Stock then outstanding could be repurchased by the Company from Messrs. Leven and Aronson at $.1034 per share and then reissued to other members of the Company's management at fair market value. As of April 1, 1997, a total of approximately 826,833 shares of outstanding Class A Common Stock have been repurchased from Messrs. Leven and Aronson and reissued to other members of management. By virtue of the 1996 Amendment, members of management who acquired these shares are required to vote those shares that are Restricted Shares, on a one vote per share basis, one-half in the same manner as Mr. Leven votes his shares and one-half as Mr. Aronson votes his shares. With respect to those shares that are Unrestricted Shares, the management holders continue to be required to vote 60% of such shares in the manner that Mr. Leven votes his shares and 40% in the manner that Mr. Aronson votes his shares. The Company's right to cause the redemption and reissuance of the remaining shares was eliminated by the 1996 Amendment. All shares which have been repurchased from Messrs. Leven and Aronson and reissued to other members of management pursuant to the Old Stock Purchase Agreements are subject to a vesting schedule, which provides that Unrestricted Shares vest over a five year period and Restricted Shares vest over a 10 year period, in each case provided that the management employee remains employed by the Company (and with Restricted Shares subject to further vesting requirements based on the Company's performance). Any unvested shares that are forfeited upon the termination of such employment are to be repurchased by the Company and resold to Mr. Leven or Mr. Aronson, as the case may be (depending on who owned the shares originally), at the Original Issue Price. In the event any of such shares are forfeited and reissued to Messrs. Leven or Aronson at the Original Issue Price, the Company will recognize compensation expense for the difference between the Original Issue Price and the market value of the stock on the date such shares are repurchased by Messrs. Leven and Aronson. Upon such resale, the shares will continue as Unrestricted Shares or Restricted Shares in the same manner as had they not been so forfeited.

         Unrestricted Shares. Following the 1996 Amendment, there are no restrictions on the Unrestricted Shares of other management, and such shares may not be repurchased from Messrs. Leven and Aronson and reissued to other members of management.

         Restricted Shares. The Old Stock Purchase Agreements imposed, and the Old Stock Purchase Agreements as amended by the 1996 Amendment (the "Amended Stock Purchase Agreements") impose substantial risks of forfeiture on Restricted Shares. Messrs. Leven and Aronson are entitled to vote all Restricted Shares (on a one vote per share basis), including Restricted Shares which have been reallocated to other members of management as provided above, prior to such shares being "earned" by the holders thereof, and to receive dividends thereon. See "--1996 Amendment".

         Under both the Old Stock Purchase Agreements and the Amended Stock Purchase Agreements, Restricted Shares become "Earned Shares" upon the Company's attaining certain performance criteria. However, notwithstanding that they have been "earned," Earned Shares (other than the Class A Common Stock that was deemed to have been earned by virtue of the 1996 Amendment) will be forfeited if the management holder of such shares (including either of Messrs. Leven or Aronson) resigns from his or her employment with the Company without "good reason" or is terminated for "cause" prior to the tenth anniversary of the date such shares were acquired by the holder thereof from the Company ("Termination Forfeiture"). See "--1996 Amendment."

         Pursuant to the 1996 Amendment, one-half of the Restricted Shares were deemed to be Unrestricted Shares.

         Under both the Old Stock Purchase Agreements and the Amended Stock Purchase Agreements, Earned Shares will be permanently vested (i.e., they will no longer be subject to Termination Forfeiture) on September 29, 2005. Any Restricted Shares that have not become Earned Shares by September 29, 2005 will be redeemed by the Company at the Original Issue Price and offered to the original investors (the "Original Investors") of the Company (other than Messrs. Leven and Aronson) pro rata at the Original Issue Price based on their original holdings of Old Common Stock.

         Under both the Old Stock Purchase Agreements and the Amended Stock Purchase Agreements, in the event that all or substantially all of the Company's stock or all or substantially all assets are transferred or sold, or upon a merger or other business combination, Earned Shares automatically become Unrestricted Shares. In addition, under both the Old Stock Purchase Agreements and the Amended Stock Purchase Agreements, any remaining Restricted Shares will automatically become Unrestricted Shares to the extent that value for the entire Company indicated by the gross sale price in such transaction results in an internal rate of return to the Original Investors of at least 40% on a compounded annual basis (after taking into account the amount and timing of all distributions and payments received by such Original Investors from the Company, after considering Unrestricted and Earned Shares then held by Messrs. Leven and Aronson, and after giving effect to Restricted Shares that become Unrestricted Shares as a result of such transaction).

         1996 Amendment. On October 30, 1996, the Company and Messrs. Leven and Aronson amended their respective Old Stock Purchase Agreements. The 1996 Amendment provided that (i) one-half of their Restricted Shares will be deemed to be Unrestricted Shares, notwithstanding the fact that certain performance criteria had not been met, (ii) their remaining Restricted Shares will become Earned Shares at the rate of 1/13 of all of the remaining number of Restricted Shares (including the Restricted Shares held by other members of management) for every $1,000,000 of annual Adjusted EBITDA of the Company (defined as earnings before interest, taxes, depreciation, amortization and other non-cash charges, adjusted to exclude one-time or non-recurring expenses or credits), but only after Adjusted EBITDA for a fiscal year equals or exceeds $14,000,000,
(iii) the Unrestricted Shares held by Messrs. Leven and Aronson and by Mr. Leven's wife, including the Unrestricted Shares referred to in clause (i) above, will be shares of Class B Common Stock (with ten votes per share), (iv) the remaining Restricted Shares held by Messrs. Leven and Aronson will be

Class A Common Stock (with one vote per share), including if and when such shares become Earned Shares, and will continue to be subject to Termination Forfeiture, (v) Messrs. Leven and Aronson will have the right to vote their Restricted Shares and to receive dividends, if any, declared thereon before they become Earned Shares, (vi) no additional shares will be repurchased from Messrs. Leven and Aronson and reissued to other members of management and (vii) in calculating Adjusted EBITDA for any given year, there generally shall be subtracted 10% of the consideration paid by the Company in connection with any future acquisitions by the Company and/or its subsidiaries of another corporation or other entity. As part of the 1996 Amendment, one-half of the Restricted Shares previously allocated to other members of management were also be deemed to be Unrestricted Shares. Such shares, representing approximately 1.6% of the Class A Common Stock outstanding as of April 1, 1997, will be voted by the management holders thereof 60% in the same manner that Mr. Leven votes his shares, and 40% in the same manner that Mr. Aronson votes his shares. As to any Restricted Shares still held by such management holders, 50% of such shares will be voted by the management holders thereof in the same manner that Mr. Leven votes his shares and 50% will be voted in the same manner Mr. Aronson votes his shares.


                               AGENDA ITEM ONE
                            ELECTION OF DIRECTORS


         The Board of Directors of the Company consists of seven directors. The Company's By-Laws provide that the Board of Directors shall consist of seven members, or such other number as may be fixed from time to time by the Board of Directors. The number of directors has been set at seven by the Board. The Board of Directors recommends the election of the seven nominees listed below. Each of the nominees, other than Dean Adler and Jeffrey A. Sonnenfeld, has served as a director since September 30, 1995. Messrs. Adler and Sonnenfeld were elected to the Board of Directors on October 11, 1996.

         Each of the nominees has consented to being named in this Proxy Statement and to serve as a director of the Company if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than seven nominees. The affirmative vote of a plurality of all votes cast at the meeting by the holders of the Common Stock is required for the election of the seven nominees standing for election. Management of the Company has no reason to believe that any nominee will not serve if elected.

         Each of the following persons has been nominated by management for election to the Board of Directors to succeed themselves for a term of one year and until their successors are elected and qualified:

         Michael A. Leven. Mr. Leven, age 59, has been Chairman, President and Chief Executive Officer of the Company since October 1995. From October 1990 to September 1995, Mr. Leven was President and Chief Operating Officer for Holiday Inn Worldwide in Atlanta, Georgia. From April 1985 to May 1990, he was President and Chief Operating Officer of Days Inn of America, Inc. in Atlanta, Georgia. Mr. Leven is a Director of Starwood Lodging Trust, one of the nation's largest hotel REITs. Mr. Leven is also a member of the Board of Governors of the American Red Cross, a Director and Vice Chair of the Biomedical Services Board of the American Red Cross and a Trustee of National Realty Trust, the largest franchisee of Coldwell Banker Corporation, a subsidiary of HFS Incorporated. Mr. Leven is an uncle of Mr. Aronson.

         Neal K. Aronson.   Mr. Aronson, age 32, has been Executive Vice
President and Chief Financial Officer of the Company since October 1995. Mr. Aronson was founding partner of Growth Capital Partners in New York, New York, and was with the partnership from September 1994 to October 1995. From December 1993 to September 1994, he was Managing Director of Rosecliff, Inc., a private equity investment group in New York, New York. From January 1992 to December 1993, he was principal of Odyssey Partners, L.P. in New York, New York. From June 1989 to December 1991, Mr. Aronson was a principal of Acadia Partners, L.P. in New York, New York. Mr. Aronson is a nephew of Michael A. Leven.

         Dean S. Adler. Mr. Adler, age 40, is currently a principal of Lubert-Adler Partners, L.P., a private equity group specializing in the acquisition of real estate and operating companies. From 1988 to 1996, Mr. Adler was a principal and Managing Director of private equity investments for CMS Companies ("CMS"), a Philadelphia based investment firm that manages approximately $1.7 billion of assets. Mr. Adler is a member of the Board of Directors of the Lane Company, which specializes in management and development of multifamily housing, Jacoby Development, Inc., which specializes in shopping center development, RMS Technologies, a leading provider of information technology services to federal and other governmental institutions, and Transworld Entertainment, a NYSE company which owns music retail stores.

         Irwin Chafetz. Since 1990, Mr. Chafetz, age 61, has been the President and a Director of Interface Group- Massachusetts, Inc., a privately held company that owns and operates GWV International, New England's largest tour operator. From 1990 until April 1995, Mr. Chafetz was a Vice President and Director of the Interface Group-Nevada, Inc., which owned and operated COMDEX, a computer trade show that is the largest American trade show. From 1989 to 1995, Mr. Chafetz was also a Vice President and a Director of Las Vegas Sands, Inc., which owned the Sands Hotel and Casino in Las Vegas and the adjacent Sands Expo and Convention Center.

         Richard D. Goldstein. Since 1990, Mr. Goldstein, age 45, has been a Managing Director and then a Senior Managing Director of Alpine Capital Group Inc., a specialized investment-merchant banking firm located in New York, and related entities. Prior to joining Alpine, Mr. Goldstein was a partner at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Goldstein serves as Trustee, member of the Executive Committee and Treasurer of the Queens College Foundation, Trustee of the North Shore Hospital System and as Chairman of the Corporate Advisory Board of the State University of New York at Stony Brook.

         Jeffrey A. Sonnenfeld.   Since 1989, Mr. Sonnenfeld, age 43, has been a
Professor of Organization and Management at the Goizueta Business School of Emory University in Atlanta, Georgia, where Mr. Sonnenfeld is currently the Director of the Center for Leadership & Career Studies. Mr. Sonnenfeld has published five books and numerous articles in the areas of career management, executive training and development, and the management of corporate social performance. Mr. Sonnenfeld serves on the Board of Directors of the American Association of Retired Persons, Moseley Securities Corporation, National
Council on the Aging, Transmedia-CBS, Inc., and the Hyatt Executive Travel Council.

         Barry S. Sternlicht. Since 1993, Mr. Sternlicht, age 36, has been the President and Chief Executive Officer of Starwood Capital Group, L.P. ("Starwood Capital"), a real estate investment firm that he founded in 1993. From 1991 to 1993, Mr. Sternlicht was the President of Starwood Capital Partners, L.P., predecessor of Starwood Capital. Mr. Sternlicht is the Chairman of the Board of Starwood Lodging Trust, one of the nation's largest hotel REITs, in which Starwood Capital controls 30% of the stock. He is the co-Chairman of the Board of Westin Hotel & Resorts Company, which Starwood purchased in 1995 for $537 million. Mr. Sternlicht is also a trustee of Equity Residential Properties Trust, a multi-family REIT, and of Angeles Participating Mortgage Trust, which is also a REIT.

         Except as disclosed above, there are no family relationships between any director or executive officer and any other director or executive officer of the Company.

AGREEMENTS REGARDING BOARD POSITIONS

         Pursuant to the terms of a Stockholders' Agreement entered into in connection with the initial capitalization of the Company (the "Old Stockholders' Agreement"), the original investors (the "Original Investors"), which included Messrs. Leven and Aronson, agreed to cause the Board of Directors to consist of five members and to vote their shares of common stock to elect as a director the stockholder of the Company or his nominee (other than Messrs. Leven and Aronson) holding, together with his immediate family members, the largest number of shares of Old Common Stock. Irwin Chafetz, together with his two sons, had been the largest stockholder of the Company (other than Messrs. Leven and Aronson) since the initial capitalization of the Company and was elected to the Board pursuant to this provision. Pursuant to the Old Stockholders' Agreement, the Original Investors also agreed to vote their shares of common stock in favor of the election of Messrs. Leven and Aronson as directors of the Company and granted Mr. Leven the right to nominate persons to fill the remaining two board positions. Pursuant to this provision, Mr. Leven nominated Messrs. Goldstein and Sternlicht to serve as directors, who were then elected to serve as such by the Original Investors. The foregoing governance provisions were deleted as part of recent amendments to the Old Stockholders' Agreement that became effective on October 11, 1996. See "Certain Relationships and Related Transactions -- Transactions Entered into in Connection with the Offering-- Restated Stockholders' Agreement."

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with except as follows: Richard D. Goldstein (failed to file on a timely basis one report relating to one transaction); Irwin Chafetz (failed to file on a timely basis one report relating to a total of one transaction); Barry S. Sternlicht (failed to file on a timely basis one report relating to one transaction); and Dean S. Adler (failed to file on a timely basis one report relating to one transaction). In addition, Irwin Chafetz, Jeffrey A. Sonnenfeld, Dean S. Adler, David E. Shaw, Jr., Barry S. Sternlicht, Richard D. Goldstein and Steven Romaniello each failed to file an Initial Statement of Beneficial Ownership (or amendments thereto) on a timely basis.

         Although it is not the Company's obligation to make filings pursuant to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Company has adopted a policy requiring all Section 16 reporting persons to report monthly to the Legal Services Manager of the Company as to whether any transactions in the Company's securities occurred during the previous month.

        MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The Board of Directors held four meetings during the year ended December 31, 1996. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors. In early 1997, the Company's Board of Directors established three standing committees -- the Audit Committee, the Compensation Committee and the Stock Option Committee. The Board of Directors does not have a standing nominating committee, such function being reserved to the full Board of Directors.

         The Audit Committee presently consists of Richard D. Goldstein and Dean S. Adler, outside directors of the Company. The functions of the Audit Committee include (i) the review of the professional services and independence of the Company's independent auditors and the scope of the annual external audit as recommended by the independent auditors; (ii) the review, in consultation with the independent auditors and the Company's chief internal auditor, of the plan and results of the annual audit and the adequacy of the Company's internal accounting controls; (iii) the review, in consultation with management and the independent auditors, of the Company's annual financial statements and the results of each external audit; and (iv) the review, in consultation with the Company's independent auditors and the Company's principal financial officer and principal accounting officer, of the auditing and accounting principles and practices to be used in the preparation of the Company's financial statements. The Audit Committee has the authority to consider the qualification of the Company's independent auditors and make recommendations to the Board of Directors as to their selection, and review and resolve any differences of opinion between such independent auditors and management relating to the preparation of the annual financial statements.

         The Compensation Committee presently consists of Michael A. Leven, Irwin Chafetz and Jeffrey A. Sonnenfeld. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management and establishing the targets that determine performance bonuses payable to the Company's officers.

         The Stock Option Committee presently consists of Barry S. Sternlicht, Irwin Chafetz and Jeffrey A. Sonnenfeld, outside directors of the Company. The Stock Option Committee has been assigned the functions of administering the Company's 1996 Stock Option Plan and granting options thereunder.

                              EXECUTIVE OFFICERS

         The executive officers of the Company are as follows:

        NAME                                   AGE               POSITION HELD
        ----                                   ---               -------------

        Michael A. Leven                       59                Chairman of the Board and Chief Executive Officer

        Neal K. Aronson                        32                Executive Vice President, Chief Financial Officer and
                                                                 Director

        David E. Shaw, Sr.                     54                Executive Vice President - Administration

        Steven Romaniello                      30                Executive Vice President - Franchise Sales and
                                                                 Development

        James Darby                            40                Executive Vice President - Franchise Operations


        Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company. Executive officers will devote their full time to the affairs of the Company. See "Election of Directors" for information with respect to Michael A. Leven and Neal K. Aronson.

        David E. Shaw, Sr. Mr. Shaw has been Executive Vice President, Administration of the Company since October 1995. From January 1991 to September 1995 he was Vice President of Operations Administration for Holiday Inn Worldwide in Atlanta, Georgia. From July 1990 to January 1991, Mr. Shaw was Executive Vice President, Administration for Hospitality Franchise Systems, Inc. (now known as HFS Incorporated) in Wayne, New Jersey.

        Steven Romaniello. Mr. Romaniello has been Executive Vice President, Franchise Sales and Development of the Company since October 1996. From October 1995 through September 1996, he served as Senior Vice President, Franchise Sales and Development of the Company. From March 1991 through September 1995, Mr. Romaniello was Vice President, Franchise Sales and Services for Holiday Inn Worldwide in Atlanta, Georgia. From December 1988 to March 1991 he was Regional Vice President, Franchise Sales for Days Inn of America, Inc. in Atlanta, Georgia and in Boston, Massachusetts.

        James Darby. Mr. Darby has been Executive Vice President-Franchise Operations of the Company since January 1997. From March 1991 to January 1997, Mr. Darby served in various capacities with Holiday Inn Worldwide, including most recently as Vice President of Franchise Services and Administration.

                            EXECUTIVE COMPENSATION

        The following table provides certain summary information for the fiscal years ended December 31, 1996 and 1995 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1996 (the "Named Executive Officers").

                                              Summary Compensation Table

                                                                                         LONG TERM
                                                  Annual Compensation                   COMPENSATION
                                --------------------------------------------------      ------------
                                                                         OTHER            NUMBER OF
     NAME AND                                                            ANNUAL            OPTIONS
PRINCIPAL POSITION              YEAR         SALARY      BONUS        COMPENSATION         AWARDED
------------------              ----         ------      -----        ------------          -------

Michael A. Leven  . . . . . .   1996       $375,000   $140,497           $33,327               --
  Chairman of the Board,        1995(1)      93,750    153,000(2)(3)       3,000               --
  President and Chief Executive
  Officer

Neal K. Aronson . . . . . . .   1996       $200,000   $ 70,298           $11,517               --
  Executive Vice President and  1995(1)      50,000    151,500(2)(3)       2,250               --
  Chief Financial Officer

David E. Shaw, Sr.  . . . . .   1996      $150,000    $ 25,000           $ 2,316            3,000
  Executive Vice President -    1995(1)     37,500          --                --               --
  Administration


Steven Romaniello . . . . . .   1996      $101,667    $213,600           $ 2,316            6,000
  Executive Vice President -    1995(1)     25,000       3,600                --               --
  Franchise Sales and
  Development


----------------------------

(1) Includes the period from August 28, 1995, the date of the Company's inception, through December 31, 1995.

(2) Mr. Leven and Mr. Aronson each received a transaction bonus of $150,000 for their efforts in organizing the Company and successfully negotiating and completing the acquisition of the Microtel brand hotels on behalf of the Company.

(3) Mr. Leven and Mr. Aronson, pursuant to the terms of their respective employment agreements with the Company, are each entitled to receive bonuses based upon the number of franchises sold each year. See "-Employment Agreements." During 1995, neither Mr. Leven nor Mr. Aronson received a bonus for the three franchises sold during 1995, although the Company accrued $3,000 and $1,500 for bonuses owed to Mr. Leven and Mr. Aronson, respectively, with respect to such franchise agreements.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with Messrs. Leven and Aronson, the material terms of which are described below.

    Michael A. Leven. Mr. Leven's employment agreement with the Company provides for his employment as Chairman of the Board of Directors, President and Chief Executive Officer of the Company for a ten year term expiring on September 30, 2005. Mr. Leven is entitled to a base salary of at least $375,000 per year, subject to annual cost of living increases and other annual increases determined by the Company based on the performance of Mr. Leven and the Company and on prevailing economic circumstances.

    Certain insurance benefits, if available on commercially reasonable terms, are to be provided to Mr. Leven under his Employment Agreement, including term life insurance in the amount of $1,500,000, executive health, dental and medical insurance, long term disability and long term home care. The Company has obtained all of the foregoing benefits for Mr. Leven. In addition, Mr. Leven is entitled to a monthly automobile allowance in the amount of $1,000.

    Mr. Leven's employment agreement provides for a performance bonus of (i) $1,000 for each franchise agreement executed in a given Year (defined as each 12 month period commencing October 1st and ending on September 30th of each year during the term of such agreement) up to 150 franchise agreements and (ii) $2,000 for each franchise agreement above the first 150 franchise agreements entered into in a given Year.

    Mr. Leven's employment agreement also contains confidentiality provisions that prohibit him from disclosing Company trade secrets at any time in the future and from disclosing any confidential information relating to the Company for a period extending five years after the termination of his employment agreement. In addition, the agreement contains non- competition provisions that prohibit Mr. Leven from competing in the franchising business generally and in the business of franchising, operating or managing of hotels and motels for a period of five years following the termination of his employment for "cause" or his resignation without "good reason." The enforceability of these non-disclosure and non- competition provisions under Georgia law, which governs Mr. Leven's agreement, is uncertain.

    In addition to allowing Mr. Leven to resign at any time for "good reason," his employment agreement provides that, after the first five years of such agreement and provided the redeemable preferred stock sold to Mr. Leven has been redeemed, Mr. Leven may resign at any time upon six months notice. If his resignation is without "good reason," the Company is required to pay Mr. Leven only his base salary, unused vacation time, and performance bonus actually earned through the effective date of resignation. The employment agreement further provides that if Mr. Leven resigns without good reason during the first five years, he will not be liable for any consequential damages or damages for loss of economic opportunity or profits to the Company. If Mr. Leven resigns for "good reason," or if his employment is terminated "without cause," he is entitled to severance pay in accordance with the terms of his employment agreement. For the purpose of Mr. Leven's employment agreement, "good reason" includes, but is not limited to, the failure to elect and continue Mr. Leven's membership on the Board of Directors of the Company or his involuntary relocation outside of Atlanta, Georgia. In addition, pursuant to the Company's By-Laws, Mr. Leven's employment agreement may not be terminated without the approval of 75% of the Board of Directors (excluding Mr. Leven).

   Neal K. Aronson. Mr. Aronson's employment agreement, pursuant to which he serves as Chief Financial Officer of the Company, is substantially similar to Mr. Leven's agreement, except that (i) his base salary is $200,000 per year,
(ii) the term life insurance benefit is $500,000, (iii) his automobile allowance is $750 per month, (iv) the bonus is $500 for each franchise agreement executed within a Year (as defined above) up to 150 franchise agreements, and $1,000 for each agreement executed in any Year in excess of 150 and (v) Mr. Aronson is not entitled to receive long-term disability or long-term home care insurance coverage from the Company. Pursuant to the Company's By-Laws, Mr. Aronson's employment agreement may not be terminated without the approval of 75% of the Board of Directors (excluding Mr. Aronson).

   See "Security Ownership Of Certain Beneficial Owners and Management --Management's Shares of Common Stock" as to the effect of termination of employment on the Class A Common Stock held by Messrs. Leven and Aronson.

COMPENSATION OF DIRECTORS

         On October 24, 1996 each non-employee director of the Company received an option to purchase 2,000 shares of Class A Common Stock exercisable at a price of $13.50 per share. In addition, each non-employee director of the Company receives an automatic grant of options to purchase 2,000 shares of Class A Common Stock on January 1st of each calendar year, commencing on January 1, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors is currently comprised of Michael A. Leven, Irwin Chafetz and Jeffrey A. Sonnenfeld. With the exception of Mr. Leven, who serves as Chairman of the Board, President and Chief Executive Officer of the Company, none of the members of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries during fiscal 1996. There were no material transactions between the Company and any of the members of the Compensation Committee during fiscal 1996.

         Michael A. Leven, the Chairman of the Board and Chief Executive Officer of the Company, serves as a director of Starwood Lodging Trust. Barry
S. Sternlicht, a director of the Company, serves as Chairman of the Board of Starwood Lodging Trust.

STOCK OPTION PLANS

         1996 Stock Option Plan. On September 27, 1996, the Board of Directors of the Company (the "Board") adopted, subject to the approval of the Company's stockholders, the U.S. Franchise Systems, Inc. 1996 Stock Option Plan (the "Option Plan"). The Company's stockholders approved the Option Plan on

October 11, 1996. The purpose of the Option Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional officers and other key employees of the Company and its subsidiaries, and consultants, advisors and others whose skills would be an asset to the Company or any of its subsidiaries; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; and
(iii) enabling such individuals to participate in the long-term growth and financial success of the Company. Any officer or other key employee of the Company or any of its subsidiaries who is not a member of the committee that administers the Option Plan (the "Option Committee") shall be eligible to participate under the Option Plan. The Option Plan authorizes the grant of awards to participants of a maximum of 325,000 shares of the Company's Class A Common Stock, which maximum number is subject to adjustment in certain circumstances to prevent dilution or enlargement.

         Directors Plan. On September 27, 1996, the Board of Directors adopted, subject to the approval of the Company's stockholders, the U.S. Franchise Systems, Inc. 1996 Stock Option Plan for Non-Employee Directors (the "Directors Plan"). The Directors Plan was approved by the Company's stockholders on October 11, 1996. The purpose of the Directors Plan is to secure for the Company the benefits of the additional incentive inherent in the ownership of Shares by non-employee directors of the Company and to help the Company secure and retain the services of such non-employee directors. The Directors Plan is intended to be a self-governing formula plan. To this end, the Directors Plan requires minimal discretionary action by any administrative body with regard to any transaction under the Directors Plan. To the extent, if any, that questions of administration arise, such issues will be resolved by the Board of Directors. Eligible persons under the Directors Plan are directors of the Company who are not employees of the Company or any affiliate of the Company ("Outside Directors"). A maximum of 125,000 shares of Class A Common Stock has been reserved by the Company for issuance pursuant to options under the Directors Plan, which number is subject to adjustment in certain circumstances in order to prevent dilution or enlargement. On October 24, 1996, each Outside Director was granted an option to purchase 2,000 shares of Class A Common Stock. Thereafter, each person who is an Outside Director as of January 1st of each calendar year beginning January 1, 1998 during the term of the Directors Plan shall receive an option to purchase 2,000 shares of Class A Common Stock as of such date. All options granted under the Directors Plan shall be "nonqualified" stock options subject to the provisions of section 83 of the Code.

         The following table provides certain information concerning individual grants of stock options under the Company's Option Plan made during the year ended December 31, 1996 to the Named Executive Officers:


                      OPTION GRANTS IN LAST FISCAL YEAR

                            INDIVIDUAL GRANTS
                      ---------------------------------

                                                                                       POTENTIAL REALIZABLE
                                          % OF TOTAL                                  VALUE AT ASSUMED ANNUAL
                                           OPTIONS       EXERCISE                      RATES OF STOCK PRICE
                                          GRANTED TO     OR BASE                         APPRECIATION FOR
                             OPTIONS     EMPLOYEES IN     PRICE                             OPTION TERM(1)
                             GRANTED        FISCAL        ($ PER      EXPIRATION      -----------------------
          NAME                 (#)           YEAR         SHARE)         DATE           5%              10%
          ----              ---------     ----------      ------      ----------      -------        --------

Michael A. Leven  . . .          --          --                 --           --              --           --

Neal K. Aronson . . . .          --          --                 --           --              --           --

David E. Shaw, Sr.  . .       3,000(2)      2.2             $13.50     10/25/03         $16,488      $38,423

Steven Romaniello . . .       6,000(3)      4.3             $13.50     10/25/03         $32,975      $76,846


--------------------------

(1) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of the Company's Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

(2) Options vest in increments of 25% per year commencing on October 25, 1997.

(3) Options vest in increments of 25% per year commencing on October 25, 1997. Does not include options to purchase 3,000 shares of Common Stock granted during fiscal 1996 to Mr. Romaniello's wife, who serves as the Company's Director of Franchise Administration.

      The following table provides certain information concerning options exercised during fiscal 1996 and the value of unexercised options held by the Named Executive Officers under the Company's Option Plan as of December 31, 1996. No stock options were exercised by the Named Executive Officers and there were no SARs outstanding during fiscal 1996.


                                             NUMBER OF UNEXERCISED OPTIONS         VALUE OF UNEXERCISED IN-THE-MONEY
                                                      AT FISCAL YEAR END             OPTIONS AT FISCAL YEAR-END (A)
                                          -----------------------------------    --------------------------------------
                   NAME                     EXERCISABLE       UNEXERCISABLE        EXERCISABLE          UNEXERCISABLE
                   ----                     -----------       -------------        -----------          -------------
Michael A. Leven  . . . . . . . . . .           --                 --                  --                   --

Neal K. Aronson . . . . . . . . . . .           --                 --                  --                   --

David E. Shaw, Sr.  . . . . . . . . .           --              3,000                  --                   --

Steven Romaniello . . . . . . . . . .           --              6,000                  --                   --

---------------------------

(a) Dollar values were calculated by determining the difference between the closing price of the Common Stock on December 31, 1996 as reported on the Nasdaq National Market ($10.13 per share) and the exercise price of the options.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS ENTERED INTO IN CONNECTION WITH THE OFFERING

    Reclassification. In connection with the Company's initial public offering in October 1996 (the "Offering"), the Company effected a reclassification (the "Reclassification") of its common stock outstanding prior to the Offering (the "Old Common Stock"). Pursuant to the Reclassification, each share of Old Common Stock was converted into 9.67 shares of Class A Common Stock. Also in connection with the Offering, pursuant to the 1996 Amendment (see "Security Ownership of Certain Beneficial Owners and Management--Management's Shares of Common Stock"), Mr. Leven, his wife, Andrea Leven, and Mr. Aronson exchanged 2,707,919 shares of Class A Common Stock held directly by them (which shares do not include those shares of Class A Common Stock that continue to be held as Restricted Shares (as defined herein) pursuant to the 1996 Amendment) for the same number of shares of Class B Common Stock.

    Voting. Simultaneously with the completion of the Offering, Mr. Leven entered into a voting agreement with his wife, Andrea, pursuant to which she granted him the right to vote all of the 233,032 shares of Class A Common Stock and all of the 770,801 shares of Class B Common Stock owned by her following the Offering. At the same time, Mr. Leven entered into a voting agreement with Mr. Aronson, pursuant to which Mr. Aronson granted Mr. Leven the right to vote 111,347 shares of his Class A Common Stock and 311,007 shares of his Class B Common Stock. Mr. Aronson will continue to vote the remaining 1,198,466 shares of his Class B Common Stock. As a result of these agreements, Mr. Leven will vote a total of 942,430 shares of Class A Common Stock and 1,509,473 shares of Class B Common Stock, which shares together represent approximately 43.4% of the total outstanding voting power of the Company.

    Messrs. Leven and Aronson have the right to vote a total of 1,773,523 shares of Class A Common Stock and 2,707,919 shares of Class B Common Stock, which represents approximately 78% of the outstanding voting power of the Common Stock. Accordingly, Messrs. Leven and Aronson will be able to (i) elect all of the Company's directors, (ii) amend the Certificate of Incorporation with respect to most matters, (iii) effect a merger, sale of assets or other major corporate transaction, (iv) defeat an unsolicited takeover attempt and
(v) generally direct the affairs of the Company. However, Mr. Leven and Mr. Aronson do not have any agreements or other obligations to vote together on matters involving the Company. See "Security Ownership of Certain Beneficial Owners and Management--Management's Shares of Common Stock".

    Restated Stockholders' Agreement. Simultaneously with the closing of the Offering, the Company amended and restated the Old Stockholders' Agreement that was entered into with the Original Investors in connection with the initial capitalization of the Company (the "Restated Stockholders' Agreement"). The purpose of the amendment was to remove certain voting and corporate governance provisions that were determined to be more suitable for a private company, including provisions (i) restricting the transfer of shares of Old Common Stock, (ii) authorizing each of the Original Investors to cause the Company's remaining stockholders to sell their interests in the Company in certain circumstances, (iii) that generally prohibited Messrs. Leven and Aronson from transferring their shares of Old Common Stock for a three-year period ending in September 1998 and (iv) granting the Original Investors preemptive rights in certain circumstances. The Restated Stockholders' Agreement continues only to grant the Original Investors certain piggy-back registration rights, although such rights are not exercisable until 20% of the Company's outstanding Common Stock has been registered under the Securities Act, and the right to cause the Company to file a registration statement under the Securities Act on one occasion, commencing September 29, 2000.

    1996 Amendment. See "Security Ownership of Certain Beneficial Owners and Management--Management's Shares of Common Stock--1996 Amendment" for a description of amendments to Messrs. Leven's and Aronson's Old Stock Purchase Agreements and those of certain other executive officers of the Company.

MISCELLANEOUS

    In consideration for their efforts in organizing the Company and negotiating and consummating the Microtel Acquisition, Messrs. Leven and Aronson each received a bonus of $150,000 from the Company.

    The Company has obtained $15 million of key man life insurance on the life of Mr. Leven.

    To date, the Company has invested approximately $7,000 in the general partner of Equity Partners, L.P., a limited partnership which invests from time to time in certain Microtel and Hawthorn Suites franchisees with a successful track record of multi-unit development. Dean Adler, a director of the Company, owns a profits interest in CMS Entrepreneurial Associates, L.P., one of the limited partners of Equity Partners, L.P.

                     STOCKHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Class A Common Stock against the cumulative total return of the Nasdaq Stock Market Index and the S&P Lodging - Hotels Index for the period commencing on October 25, 1996 (the date of the Company's initial public offering of Class A Common Stock) and ending December 31, 1996 (the "Measuring Period"). The graph assumes that the value of the investment in the Company's Class A Common Stock and each index was $100 on October 25, 1996. The change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the Measuring Period, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the Measuring Period, by (ii) the share price at the beginning of the Measuring Period. The Company has not paid any cash dividends.


                 COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
         U.S. FRANCHISE SYSTEMS, INC., NASDAQ STOCK MARKET INDEX AND
                          S&P LODGING - HOTELS INDEX


                           October 25, 1996       December 31, 1996
US Franchise Systems            $100                    $ 75
NASDAQ Stock Market Index       $100                    $106
S&P Lodging-Hotels Index        $100                    $ 95



  ASSUMES $100 INVESTED ON OCTOBER 25, 1996 IN U.S. FRANCHISE SYSTEMS, INC.
             CLASS A COMMON STOCK, NASDAQ STOCK MARKET INDEX AND
                          S&P LODGING - HOTELS INDEX

            REPORT OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


    During the year ended December 31, 1996, the Board of Directors was responsible for: (i) setting the Company's compensation philosophy and policies; (ii) setting the terms and the administration of compensation plans for officers of the Company; (iii) review and approval of pay recommendations for the executive officers of the Company; and (iv) initiation of all compensation actions for the Chief Executive Officer of the Company.

    The Company's compensation policies have been designed to align the financial interests of the Company's management with those of its stockholders, and reflect the nature of the Company by taking into account the Company's operating environment and the expectations for growth and future profitability. Compensation for each of the Company's executive officers consists of a base salary, discretionary performance bonus and, in some cases, stock options. The Company does not currently provide executive officers with other long term incentive compensation other than the ability to contribute their earnings to the Company's 401(k) Plan.

    The Board's philosophy is that a significant portion of an executive's compensation should be based directly upon performance bonuses. The Board believes that providing executives with cash bonuses based on the performance of the Company as well as with the opportunities to acquire significant stakes in the growth and prosperity of the Company, while maintaining other elements of the Company's compensation program at conservative levels, will enable the Company to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to the Company's ongoing success. Furthermore, the Board believes that this approach to compensation motivates executives to perform to their full potential.

    At least annually, the members of the Board review salary recommendations for the Company's executives and then approve such recommendations, with any modifications they deem appropriate. The annual salary recommendations are made based on evaluations of the individual executive's past and expected future performance. Although the base compensation of the Chief Executive Officer and of the Chief Financial Officer are set by the terms of employment agreements entered into with such executive officers, the Board may adjust the base salary of the Chief Executive Officer and the Chief Financial Officer based on a review of such officers overall compensation packages and the Board's assessment of their past performance and its expectation as to future performance on behalf of the Company.

    The members of the Board also determine, based upon discussions with management, the annual bonus, if any, to be paid to executive officers (other than the Chief Executive Officer and the Chief Financial Officer). The amount of each individual bonus is determined based upon an evaluation of such factors as individual performance, increases in the Company's revenue and market penetration, as well as improvements in operating efficiencies. The assessment of performance achievement is considered in relation to the maximum normal bonus opportunity, which is paid for achieving outstanding levels of performance. The annual performance bonus to be paid to the Chief Executive Officer and the Chief Financial Officer is set by the terms of their respective employment agreements. See "Executive Compensation - Employment Agreements."

    The Board continually evaluates the Company's compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company's stockholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

             Michael A. Leven                          Richard D. Goldstein
             Neal K. Aronson                           Jeffrey A. Sonnenfeld
             Dean S. Adler                             Barry S. Sternlicht
             Irwin Chafetz

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of Compensation Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                        INDEPENDENT PUBLIC ACCOUNTANTS

    Deloitte & Touche LLP has served as independent auditors of the Company for the fiscal year ended December 31, 1996 and have been selected by the Board of Directors to serve as independent auditors of the Company for the year ending December 31, 1997. Representatives of Deloitte & Touche LLP are expected to be present at the shareholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                          ANNUAL REPORT ON FORM 10-K

    The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to the Company's Public Relations Department, 13 Corporate Square, Suite 250, Atlanta, Georgia 30329. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request.

                             SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the Company's 1998 annual meeting must be received at the Company's principal executive offices by December 31, 1997 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.



                                         By Order of the Board of Directors,



                                         Michael A. Leven, Chairman of the Board

Atlanta, Georgia
April 28, 1997

                                                                       APPENDIX


                         U.S. FRANCHISE SYSTEMS, INC.
                        13 Corporate Square, Suite 250
                            Atlanta, Georgia 30329

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS.

        The undersigned hereby appoints Michael A. Leven and Neal K. Aronson, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of U.S. FRANCHISE SYSTEMS, INC. to be held on Friday, May 30, 1997, at 4:00 p.m. at the Company's offices, 13 Corporate Square, Suite 250, Atlanta, Georgia 30329, and any adjournments or postponements thereof:

        1. To elect seven (7) directors for a term of one year and until their successors are elected and have qualified.

            /  /  FOR all nominees listed     /  /  WITHHOLD AUTHORITY to vote
                  below (except as marked           for all nominees listed
                  to the contrary below)            below.

                  MICHAEL A. LEVEN, NEAL K. ARONSON, DEAN S. ADLER, IRWIN CHAFETZ, RICHARD D. GOLDSTEIN, JEFFREY A. SONNENFELD and BARRY S. STERNLICHT

--------------------------------------------------------------------------------
INSTRUCTION:  To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.

--------------------------------------------------------------------------------
        2. To vote in accordance with their best judgement with respect to any other matters that may properly come before the meeting and any adjournments or postponements thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                        Please date and sign this Proxy exactly as name(s) appears on the mailing label.
                        __________________________________________________
                        __________________________________________________
                        Print Name(s):____________________________________

                        NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

                        Dated:____________________________________________